As filed with the Securities and Exchange Commission on March 28, 2017.
Registration No. 333-210284

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
SCORPIO TANKERS INC.
(Exact name of Registrant as specified in its charter)
________________________

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

9, Boulevard Charles III Monaco 98000 +377-9798-5716	Seward & Kissel LLP Attention: Larry Rutkowski, Esq. Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)
________________________

Copies to:

Larry Rutkowski, Esq.
Edward S. Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574‑1200 (telephone number)
(212) 480‑8421 (facsimile number)
________________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 333-210284) is being filed solely for the purpose of filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the existing prospectus that already forms a part of the Registration Statement. Accordingly, such existing prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

 INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 9.  Exhibits
Exhibit Index

Number	Description
1.1	Form of Underwriting Agreement (for equity securities) (1)
1.2	Form of Underwriting Agreement (for debt securities) (1)
4.1	Form of Common Share Certificate (2)
4.2	Form of Preferred Share Certificate (1)
4.3	Form of Senior Debt Securities Indenture (3)
4.4	Form of Subordinated Debt Securities Indenture (3)
4.5	Form of Warrant Agreement (1)
4.6	Form of Purchase Contract (1)
4.7	Form of Rights Agreement (1)
4.8	Form of Unit Agreement (1)
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company (3)
8.1	Opinion of Seward & Kissel LLP with respect to certain tax matters (3)
12.1	Computation of Earnings to Fixed Charges (3)
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1 and Exhibit 8.1) (3)
23.2	Consent of Independent Registered Public Accounting Firm (3)
23.3	Consent of Drewry Shipping Consultants Ltd. (3)
24.1	Power of Attorney (contained in signature page) (3)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)

___________

(1)  To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.
 (2)  Filed as Exhibit 4.1 to the Company's Amended Registration Statement on Form F-1/A (Amendment No. 1) (File No. 333-164940) on March 10, 2010.
(3)  Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Scorpio Tankers Inc. (Registrant)

By:	/s/ Brian M. Lee
Name: Brian M. Lee
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on March 28, 2017.
Signature	Title

*	Chairman & Chief Executive Officer
Emanuele A. Lauro	(Principal Executive Officer)

*	Chief Financial Officer
Brian M. Lee	(Principal Financial Officer, Principal Accounting Officer)

*	President & Director
Robert Bugbee

*	Chief Operating Officer & Director
Cameron Mackey

*	Director
Alexandre Albertini

*	Director
Ademaro Lanzara

*	Director
Marianne Økland

*	Director
Jose Tarruella

Director
Reidar Brekke

* By:	/s/ Edward S. Horton
Name: Edward S. Horton
Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Scorpio Tankers Inc. in the U.S., has signed this Registration Statement on Form F-3 in the City of New York, State of New York, on the 28th day of March, 2017.

Sting LLC

By:	Scorpio Tankers Inc., its Sole Member

By:	/s/ Brian M. Lee
Name: Brian M. Lee
Title: Chief Financial Officer